                                                                   Exhibit 10.21







                          TECHNICAL SERVICES AGREEMENT





                                     between

                              NOVELIS TECHNOLOGY AG

                                       and

                        ALCAN TECHNOLOGY & MANAGEMENT AG





              WITH RESPECT TO THE RESEARCH & DEVELOPMENT FACILITIES
                        LOCATED IN NEUHAUSEN, SWITZERLAND











                             Dated December 13, 2004






________________________________________________________________________________

                               TABLE OF CONTENTS


1.       DEFINITIONS...........................................................4

2.       SCOPE OF AGREEMENT....................................................7

3.       TECHNOLOGY............................................................8

4.       TECHNOLOGY AND TECHNICAL ASSISTANCE LIMITATIONS.......................9

5.       OWNERSHIP AND RIGHT TO USE............................................9

6.       CONSIDERATION........................................................10

7.       PROTECTION OF INFORMATION............................................13

8.       TERM AND TERMINATION.................................................15

9.       SURVIVAL OF OBLIGATIONS..............................................16

10.      REPRESENTATIONS AND WARRANTIES.......................................16

11.      DISCLAIMER OF WARRANTY AND INDEMNITY.................................16

12.      TRADEMARK, TRADE NAME AND LOGO.......................................17

13.      NON-WAIVER...........................................................17

14.      NO PARTNERSHIP, JOINT VENTURE........................................17

15.      FURTHER ASSURANCES...................................................17

16.      NOTICES..............................................................17

17.      ASSIGNMENT...........................................................18

18.      LIMITATION OF LIABILITY AND INDEMNIFICATION..........................18

19.      ENTIRE AGREEMENT.....................................................19

20.      CONFLICTS............................................................20

21.      FORCE MAJEURE........................................................20

22.      LANGUAGE.............................................................20

23.      AMENDMENTS...........................................................21

24.      GOVERNING LAW........................................................21

25.      DISPUTE RESOLUTION...................................................21

26.      EXECUTION IN COUNTERPARTS............................................21

                          TECHNICAL SERVICES AGREEMENT

THIS AGREEMENT made and entered into as of the 13th day of December, 2004.

BETWEEN: NOVELIS TECHNOLOGY AG, a company having its registered office at Badische Bahnhofstrasse 16, 8212 Neuhausen am Rheinfall ("NOVELIS TECHNOLOGY");

AND: ALCAN TECHNOLOGY & MANAGEMENT AG., a company organized and existing under the laws of Switzerland and having its registered office at Badische Bahnhofstrasse 16, 8212 Neuhausen, Switzerland ("ATM").

RECITALS:

WHEREAS, on or before December 31, 2004 Alcan Inc. and Novelis Inc. have entered into a Separation Agreement pursuant to which they set out the terms and conditions relating to the separation of the Separated Businesses from the Remaining Alcan Businesses (each as defined therein) such that the Separated Businesses are to be held, as at the Effective Time (as defined therein), directly or indirectly, by Novelis Inc. (such agreement, as amended, restated or modified from time to time, the "MASTER SEPARATION AGREEMENT").

WHEREAS, as a consequence of the Master Separation Agreement, ATM and Novelis Technology have entered into a Local Separation Agreement as well as a Demerger Agreement for the transfer of assets and liabilities by ATM to Novelis Technology relating to the Research & Development activities dedicated to the rolled products business.

WHEREAS ATM develops, owns and manages certain technology on behalf of and for the benefit of Alcan Inc. and other members of Alcan Group (as defined below).

WHEREAS in connection with the Local Separation Agreement, the Parties desire that ATM, a member of Alcan Group, provide Novelis Technology, a member of Novelis Group, with certain technical assistance and services following the Effective Date from ATM's research and development facility located in Neuhausen, Switzerland ("NEUHAUSEN FACILITY"), and that Novelis Technology provide ATM with certain technical assistance and services from Novelis Technology's research and development facility located in Neuhausen, Switzerland, following the Effective Date, subject to the terms and conditions of this Agreement.

WHEREAS ATM is willing and in a position to provide Novelis Technology with such technical assistance and services, and Novelis Technology is willing and in a position to provide ATM with such technical assistance and services, subject to the terms and conditions of this Agreement.

WHEREAS the Parties have entered into this Agreement in order to set forth such terms and conditions.

NOW THEREFORE, for and in consideration of the agreements set forth below, Novelis Technology and ATM agree as follows:

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


1.    DEFINITIONS

      For the purposes of this Agreement, the following words and expressions and variations thereof, unless a clearly inconsistent meaning is required under the context, shall have the meanings specified or referred to in this Article 1:

      "ADDITIONAL FEES" has the meaning set forth in Section 6.2.

      "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person as of the date on which or at any time during the period for when such determination is being made. For purposes of this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

      "AGREEMENT" means this Technical Services Agreement, including all of the Schedules and Exhibits hereto.

      "ALCAN GROUP" means Alcan Inc. and its Subsidiaries, whether held directly or indirectly; for greater certainty, Alcan Group excludes Novelis, Inc. Arcustarget Inc. and their respective Subsidiaries.

      "APPLICABLE LAW" means any applicable law, statute, rule or regulation of any Governmental Authority or any outstanding order, judgment, injunction, ruling or decree by any Governmental Authority.

      "ATM" means Alcan Technology and Management AG.

      "ATM INDEMNIFIED PARTIES" has the meaning set forth in Section 18.2.

      "ATM TECHNICAL ASSISTANCE SERVICES" has the meaning set forth in Section 2.1.

      "BASIC FEE" has the meaning set forth in Section 6.1.

      "BASIC RATES" or "BR" has the meaning set forth in Section 6.6.

      "BUSINESS CONCERN" means any corporation, company, limited liability company, partnership, joint venture, trust, unincorporated association or any other form of association.

      "BUSINESS DAY" means any day excluding (i) Saturday, Sunday and any other day which, in the Canton of Schaffhausen (Switzerland), is a legal holiday.

      "CHF" means Swiss Francs.

      "CONSENT" means any approval, consent, ratification, waiver or other authorization.

      "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the director under the Canada Business Corporations Act giving effect to the Separation.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


      "FORCE MAJEURE EVENT" has the meaning set forth in Article 21.

      "GOVERNMENTAL AUTHORITY" means any court, arbitration panel, governmental or regulatory authority, agency, stock exchange, commission or body.

      "GOVERNMENTAL AUTHORIZATION" means any Consent, license, certificate, franchise, registration or permit issued, granted, given or otherwise made available by, or under the authority of, any Governmental Authority or pursuant to any Applicable Law.

      "GROUP" means Alcan Group or Novelis Group, as the context requires.

      "HOURLY RATE" has the meaning set forth in Section 6.1(a).

      "INFORMATION" means, without being limitative, all Results and all data, documents and information relating to the Technology as well as to any Technical Assistance Service, improvement, know how, engineering, manufacturing and other techniques and procedures, including systems, plans, methods, processes and techniques of inspection, quality control and tests, made available to ATM or Novelis Technology under this Agreement.

      "LAB YEAR" means the services equating to one qualified technical person for one year spread reasonably evenly throughout the time period during which the Services are to be provided.

      "LICENSE AGREEMENT" means the agreement entitled "IP Agreement between Alcan International Limited and Novelis Inc." entered into and effective as of THE EFFECTIVE DATE.

      "LOCAL SEPARATION AGREEMENT" has the meaning set out in the Preamble to this Agreement.

      "MASTER SEPARATION AGREEMENT" has the meaning set out in the Preamble to this Agreement.

      "NEUHAUSEN FACILITY" has the meaning set out in the Preamble to this Agreement.

      "NOVELIS GROUP" means Novelis Inc. and its Subsidiaries, whether held directly or indirectly; for greater certainty, Novelis Group include Arcustarget Inc. and its Subsidiaries.

      "NOVELIS INDEMNIFIED PARTIES" has the meaning set forth in Section 18.2.

      "NOVELIS TECHNOLOGY" means Novelis Technology AG.

      "NOVELIS TECHNOLOGY TECHNICAL ASSISTANCE SERVICES" has the meaning set forth in Section 2.3.

      "PARTY" means each of ATM and Novelis Technology as a party to this Agreement and "PARTIES" means both of them.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


      "PERSON" means any individual, Business Concern or Governmental Authority.

      "REIMBURSABLE COSTS" has the meaning set forth in Section 6.4.

      "RESULTS" means data, reports and conclusions produced in the course of providing the Services.

      "SEPARATION" means the transfer by Alcan Inc. to Novelis Inc., pursuant to a plan of arrangement under the Canada Business Corporations Act, of substantially all of the aluminum rolled products businesses operated by Alcan prior to december 2003 together with certain other assets, the whole as further described in the Master Separation Agreement as well as various other agreements between Alcan Inc. and Novelis Inc. giving effect to these transfers.

      "SERVICES" means the Technical Assistance Services and other services provided by either Party to the other under this Agreement, including the Services on Request.

      "SERVICE ON REQUEST" has the meaning set forth in Section 2.4.

      "SUBLEASE AGREEMENT" shall have the meaning set forth in Section 2.2.3.

      "SUBSIDIARY" of any Person means any corporation, partnership, limited liability entity, joint venture or other organization, whether incorporated or unincorporated, of which of a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person.

      "TECHNICAL ASSISTANCE SERVICES" means individually or collectively, the ATM Technical Assistance Services and the Novelis Technology Technical Assistance Services.

      "TECHNOLOGY" means any and all patents, patent applications, trade secrets, inventions, designs and similar rights either conceived or first reduced to practice in the course of providing the Services hereunder, but excludes any and all Results.

      "TERM" has the meaning set forth in Section 8.1.

      "THIRD PARTY" means a Person that is not a Party to this Agreement, other than a member of Alcan Group or a member of Novelis Group and that is not an Affiliate of such Group.

      "THIRD PARTY CLAIM" has the meaning set forth in the Separation Agreement.

      "VAT" means value added tax applicable in Switzerland as well as any similar indirect tax, duty or charge imposed pursuant to Applicable Law.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


2.    SCOPE OF AGREEMENT

      ATM and Novelis Technology will provide technical assistance and other services to the other consistent with their respective resources. The Parties shall mutually agree on the scope, timing and content of the services to be provided in each area identified. Such services are divided into the following main categories:

      2.1   TECHNICAL ASSISTANCE SERVICES BY ATM

            The technical assistance services to be provided by ATM or other members of Alcan Group to Novelis Technology during the Term of this Agreement will consist of the following services (hereinafter referred to as "ATM TECHNICAL ASSISTANCE SERVICES") as more fully described in SCHEDULE 2.1:

            2.1.1 materials characterization support;

            2.1.2 chemical analysis support;

            2.1.3 mechanical testing and formability evaluation support; and

            2.1.4 general technical support.

            The ATM Technical Assistance Services will comprise a minimum of four (4) Lab Years of effort during the year 2005, commencing on the Effective Date. The Parties shall meet and discuss at mutually agreed upon times the ATM Technical Assistance Services then being provided with the objective of making effective use of the ATM Technical Assistance Services in light of Novelis Inc.'s plans and R&D programs. Prior to October 1, 2005, the Parties shall mutually agree upon the level and nature of ATM Technical Assistance Services to be provided during the year 2006. In the event the Parties do not agree upon any changes in the nature and level of ATM Technical Assistance Services to be provided, the ATM Technical Assistance Services shall continue at the 2005 level, subject to early termination of this Agreement pursuant to Article 8.

      2.2   ADDITIONAL SERVICES AND SUPPORT BY ATM

            In addition to the ATM Technical Assistance Services, ATM shall provide the following services to Novelis Technology during the Term of this Agreement:

            2.2.1 access to service areas and equipment at Neuhausen Facility while Novelis Technology's personnel remain at Neuhausen Facility;

            2.2.2 access to ATM's information technology services (library and literature research) while Novelis Technology's personnel remain at Neuhausen Facility; and

            2.2.3 use of office space , laboratory and storage at Neuhausen
                  Facility for approximately thirty-two (37) technical and IP personnel and two to three (2-3) administrative personnel, including all utilities (heat,

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


                  electricity (excluding Building 15 and CTC energy consumption) and services (housekeeping, security, maintenance, etc.)) normally provided to ATM's personnel located at Neuhausen Facility and phone fixnet services. All other communications services (phone, internet and computer network access) are excluded. The office space arrangements are more fully described in a separate sublease agreement between the Parties (the "SUBLEASE AGREEMENT") and SCHEDULE 2.2.3.

      2.3   TECHNICAL ASSISTANCE SERVICES BY NOVELIS TECHNOLOGY

            Novelis Technology shall provide access to the GD-OES surface probe material characterization equipment and XRD equipment to ATM during the Term of this Agreement (the "NOVELIS TECHNOLOGY TECHNICAL ASSISTANCE SERVICES").

      2.4   ADDITIONAL SERVICES TO BE PROVIDED UPON REQUEST

            The Parties may from time to time during the Term of this Agreement, agree on additional services to be provided hereunder by one Party to the other ("SERVICES ON REQUEST"). The terms and conditions of Services on Request will be subject to a separate agreement between the Parties on a case-by-case basis but based on the fee structure described in this Agreement.

            Each Party will make a reasonable effort to provide the Services on Request subject, however, to the availability of the necessary resources. Furthermore either party shall be free, for whatever reason, to decline any specific demand for Services on Request.

3.    TECHNOLOGY

      3.1   INFORMATION EXCHANGE

            In connection with the planning, managing, providing and communicating the results of the Services, ATM and Novelis Technology shall communicate and meet periodically as mutually agreed. The topics to be discussed shall be agreed before each meeting and recorded on an agenda. Actual discussion topics shall be recorded in minutes of the meeting. A written record of other communications shall also be retained.

      3.2   REPORTING OF RESULTS

            All Results generated in the course of providing the Services shall be promptly reported to the Party requesting the Services. These reports may be oral or written as specified by the Party requesting the Services. The preparation of such reports shall be considered part of the provision of the Services.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


4.    TECHNOLOGY AND TECHNICAL ASSISTANCE LIMITATIONS

      4.1 Nothing herein limits in any way the rights and benefits granted to ATM and Novelis Technology in the License Agreement.

      4.2 Subject to Section 4.1 but notwithstanding anything contained elsewhere in this Agreement, ATM and Novelis Technology shall be under no obligation to:

            4.2.1 provide any Information, the disclosure of which is restricted due to contractual obligations; or

            4.2.2 provide Information the transmission of which is prohibited by
                  Applicable Law, protocol or directive of the Governmental Authority of the country from which it is to be provided.

      4.3 The Parties agreement to provide each other the Technical Assistance Services described in Sections 2.1 and 2.3 is conditional upon the continued availability of the personnel identified for the provision of such Technical Assistance Services. In the event that one or more individuals who was identified for performance of any portion of the Technical Assistance Services becomes unavailable to continue to provide the Technical Assistance Services, the Parties shall meet and discuss appropriate actions and each Party shall have the option to modify the description of the Technical Assistance Services and the corresponding obligation to pay for such services and to delete any portion of the Technical Assistance Services expected to have been performed by such person but not actually performed by such person.

5.    OWNERSHIP AND RIGHT TO USE

      5.1 The Party that requested Services performed under this Agreement shall receive and own all Results generated in the course of performing such Services, including any copyright therein.

      5.2 This Agreement does not restrict Novelis Technology or ATM from obtaining technology from other sources as long as Information acquired from the other Party is not disclosed.

      5.3 Any equipment and supplies purchased pursuant to the Reimbursable Cost mechanism described in Section 6.4 and not actually consumed at the termination of this Agreement shall be the property of the Party that funded their purchase. The Parties shall cooperate in the packaging, shipment or other disposal of such equipment and supplies, provided, however, that all related costs shall be for the account of the Party that owns the equipment or supplies.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


6.       CONSIDERATION

         In consideration for the Services rendered by ATM under this Agreement, Novelis Technology shall pay to ATM the following fees:

6.1      BASIC FEE PAYABLE BY NOVELIS TECHNOLOGY

         Novelis Technology shall pay to ATM during the Term of this Agreement a basic annual fee of CHF *** ("BASIC FEE") with respect to the year 2005. The Basic Fee for the year 2005 can be broken down as described below. For the year(s) following 2005, the Basic Fee is subject to escalation as provided in Section 6.6.

         (a)      CHF *** of Services.

                  The Services actually provided to Novelis Technology will be tracked by ATM and Novelis Technology, as appropriate. In the event the charges for Services actually provided by ATM exceed the charge for Services included in the Basic Fee, then Novelis Technology shall pay for such additional Services as if they were Additional Fees.

                  The Services shall be charged based on the qualifications of the personnel providing such Services in accordance with the following grid:


                  FP1:       Master or PHD Scientist with responsibility for       *** CHF per hour
                             for team or group:
                  FP2:       Master/Bachelor or equivalent scientist with          *** CHF per hour
                             average experience:
                  FP3:       Qualified Technicians:                                *** CHF per hour
                  FP4:       Assistants:                                           *** CHF per hour
                  FP5:       Lab assistants, training on the job:                  *** CHF per hour
                  FP6:       Apprentices or students:                              *** CHF per hour.


                  The above rates (the "HOURLY RATES") are applicable to working time rendered during a normal five-day workweek. For overtime and Services performed on the weekend, the rates shall be increased as required by Swiss Applicable Law. The Basic Fee for Services covers all fully absorbed costs related to the provision of Services and information including all salary and benefits for the persons providing the services, all overhead costs including rent, utilities, maintenance, management and corporate charges, and other similar charges.

                  The Basic Fee does not include the cost of metal and equipment required for the performance of the Services, travel related costs and special project costs, which shall be in addition to the Basic Fee and shall be reimbursed at cost by Novelis Technology to ATM, separately from the Basic Fee;


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


         (b) CHF *** for the sublease of office, laboratory and storage space, as described in subsection 2.2.3 and the Sublease Agreement. For the avoidance of doubt, the rent under the Sublease Agreement is to be understood to be in lieu of, and not cumulative to, this charge set out in this subparagraphs
                  (b) of Section 6.1;

         (c) CHF *** for infrastructure, including maintenance and repair of infrastructure, standard electrical supply excluding special equipment (CTC-Line), heating EHS, cleaning, fire service, info centre, logistic, waste management, neutralisation and site security, as further described in subsection 2.2.3; and

         (d) CHF *** for access to and the use of service areas, equipment and information technology services at the Neuhausen Facility, as described in subsections 2.2.2 and 2.2.2.

6.2      FEES PAYABLE BY ATM

         In consideration for the Technical Assistance Services provided by Novelis Technology, ATM shall pay to Novelis Technology, during the Term of this Agreement, a service fee equal to CHF *** per hour for the use of the GD-OES equipment plus, if applicable, an hourly charge for an operator at the applicable Hourly Rates.

6.3      ADDITIONAL SERVICES AND ADDITIONAL FEES

         In the event the charges for the Services actually provided by ATM to Novelis Technology exceed the charge for Services included in the Basic Fee on a cumulative basis for a calendar year, then Novelis Technology shall pay ATM for such additional Services at the Hourly Rates (the "ADDITIONAL FEES"). The Parties shall attempt to manage the level of Services to correspond to the Basic Fee for Services. No refund shall be payable or due to Novelis Technology in the event Novelis Technology does not request Services at least equal to the Services included in the Basic Fee. An appropriate reduction in the Basic Fee will be made in the event ATM does not perform Services, as the case may be, reasonably requested by Novelis Technology. The fees for the sublease of office space, infrastructure and access described in Sections 6.1(b), (c) and (d) are fixed.

6.4      REIMBURSABLE COSTS

         For all the Services set forth in Sections 2.1, 2.2 and 2.3 rendered to Novelis Technology or ATM inside or outside of Switzerland, metal and equipment acquisition costs, special project costs and travel related expenses reasonably incurred, such as air tickets, cost of car hires and other travelling expenses, transportation of personnel baggage, accommodation, meals including beverages, sundry items, laundry services, etc., are not included in the Basic Fee or Hourly Rates and they shall be reimbursed at cost (the "REIMBURSABLE COSTS"). All travel related expenses shall be incurred and reimbursed in accordance with Alcan Inc.'s travel policy.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


6.5      PAYMENT TERMS

         Payments shall be made as follows:

         6.5.1    Basic Fee

                  ATM will invoice Novelis Technology for one-twelfth (1/12) of the Basic Fee (being the sum of CHF *** with respect to the year 2005) at the end of each month during the Term of this Agreement, with the payment due within thirty (30) days from the date of the invoice.

         6.5.2    Additional Fees

                  ATM will invoice the Additional Fees accrued per Section 6.1 or 6.3 to the other at the end of each month, if applicable, during the Term of this Agreement, with the payment due within thirty (30) days from the date of the invoice. ATM will combine, where applicable, the invoicing of the Additional Fees with the monthly invoice for the Basic Fee.

                  Novelis Technology will invoice ATM for the charges accrued per Section 6.2 at the end of each month during the Term of this Agreement, with the payment due within thirty (30 days from the date of the invoice.

         6.5.3    Reimbursable Costs

                  ATM and Novelis Technology will include in the invoices described in subsections 6.5.1 and 6.5.2 any Reimbursable Cost. All invoices will be against a purchase order and will be supported, as applicable, by reasonably detailed reports and documentation about time spent and expenses incurred.

         6.5.4    Taxes and Charges

                  All amounts payable hereunder are exclusive of VAT. Each Party shall pay VAT applicable to Services performed for the benefit of such Party, and shall remit the amount of such Sales Taxes to the other Party as required by Applicable Law. All invoices shall separately identify VAT payable in respect of the Services.

         6.5.5    Payment Address

                  All amounts due under this Agreement shall be paid to ATM by electronic transfer to ATM's account indicated on ATM's invoice, with a confirmation of such transfer sent to the accounting department of ATM, or to Novelis Technology at Novelis Technology's account indicated in Novelis Technology's invoice, with a confirmation of

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


                  such transfer sent to the accounting department of Novelis Technology, at the addresses provided in Article 16 or in such manner as ATM or Novelis Technology may from time to time notify to the other Party.

         6.6      ESCALATION

                  The Basic Fee for Services and the Hourly Rates (referred to in this Section 6.6 as "BASIC RATES" or "BR") are valid until December 31, 2005. For each of the years following 2005, the Basic Rates are subject to escalation as per the following formula: ***

         6.7      SET-OFF

                  Each Party shall be entitled to set-off against any amounts due to the other under this Agreement any amounts due to it from such other Party under this Agreement. Such right of set-off shall not extend to amounts owed to a Party by the other Party under any other agreement. Any amount by which either Party's obligation to make a payment under this Agreement is reduced shall be treated as discharging the obligation of the other Party to the extent of the amount set-off.

7.       PROTECTION OF INFORMATION

         7.1 Each of ATM and Novelis Technology hereby agree that the Information produced or developed for the other Party at any time is confidential information of the Party that requested that the Services be performed and shall not be disclosed to any Third Party except as may be expressly provided for herein and that the Party that generated the Information shall have only such rights in the Information as expressly provided herein.

         7.2 The obligations of confidentiality and non-disclosure shall not apply to Information to the extent that said Information:

                  7.2.1 is in the public domain through no fault of the other Party, or lawfully is or becomes public knowledge through no breach of this Agreement; or

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


                  7.2.2    was received from any Third Party on a
                           non-confidential basis,

                  7.2.3 was disclosed pursuant to legal process, governmental request, or regulatory requirement.

                  Specific information shall not be deemed to be within the exceptions of Section 7.2 merely because such specific information may be construed as being within broader, non-confidential information which is either in the public domain or in the possession of the receiving party on the Effective Date, nor shall a combination of features which form confidential information be deemed to be non-confidential information merely because the individual features, without being combined, are non-confidential.

         7.3 The Party that performed the Services shall not use the Information produced hereunder for any other purpose other than that specified in this Agreement without first obtaining written consent from the other Party.

         7.4 Each Party may disclose the Information it produces hereunder for the other Party to its own officers, employees, contractors, suppliers, customers, representatives and others to the extent necessary for the normal operation of its business. Each Party shall take reasonable precautions, consistent with past practices to preserve the value of the Information. Each Party shall advise the appropriate officers, employees, contractors, suppliers, customers, representatives and others to whom such Information is supplied of the confidentiality obligation hereunder, and shall ensure that, where appropriate, they have agreed to comply with the provisions of this Article 7.

         7.5 The obligations of confidentiality with respect to specific Information received under this Agreement or otherwise shall expire on the tenth (10th) anniversary date of the Effective Date.

         7.6 The Parties recognize that a breach of this Article 7 may give rise to irreparable injury that cannot be adequately compensated by monetary damages. Accordingly, in the event of a breach or threatened breach, the other Party may be entitled to preliminary and permanent injunctive relief to prevent or enjoin a violation of this Article 7 and the unauthorized use or disclosure of any confidential Information in addition to such other remedies as may be available for such breach or threatened breach, including the recovery of damages.

         7.7 No provision of this Agreement shall be construed to require either Party to furnish any information (i) acquired from others on terms prohibiting or restricting disclosure, or (ii) the furnishing of which is in contravention of any Applicable Law or Governmental Authorization. Each Party shall use its commercially reasonable efforts to avoid conditions that prevent the exchange of information under this Agreement.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


8.       TERM AND TERMINATION

         8.1 The term of this Agreement (the "TERM") shall be from the Effective Date until the date which is the two (2) year anniversary thereof, unless terminated earlier pursuant to the provisions of this Agreement or except as expressly otherwise provided in this Agreement.

         8.2 Should there be a default in the performance of any material obligation of the other Party under this Agreement (or under the Local Separation Agreement) and such default is not cured within thirty (30) days following written notification of such default from the aggrieved Party, the aggrieved Party's obligations and this Agreement shall terminate on the date specified on such notice which shall not be less than thirty
                  (30) days following the date of such notice unless the default is cured before such specified termination date. Early termination shall not prejudice either Party's right to recover any amounts due at the time of such termination nor shall it prejudice any other remedy or cause of action or claim accrued or to accrue jointly or severally on account of any such default.

         8.3 This Agreement may be terminated with immediate effect by either Party by giving written notice to the other Party should any of the following events of default occur:

                  (a) the other Party or any of its Affiliates declares bankruptcy or insolvency or is declared bankrupt or insolvent;;

                  (b) the other Party becomes subject to receivership or comes under the control of a receiver for the assets or any other official appointed by a Governmental Authority;

                  (c) the other Party or any of its Affiliates makes a general assignment for the benefit of creditors,;

                  (d) the institution by the other Party of proceedings for a moratorium or a composition agreement under the Swiss Federal Act on Debt Enforcement and Bankruptcy for the relief of debtors.

         8.4 In addition, this Agreement shall terminate (1) upon the occurrence of a Non Compete Breach (as defined in the Master Separation Agreement) and the giving of notice of such termination by Alcan Inc. to Novelis Inc. pursuant to Section 14.03(b) of the Master Separation Agreement, or (2) upon the occurrence of a Change of Control Non Compete Breach (as defined in the Master Separation Agreement) and the giving of notice of such termination by Alcan Inc. to Novelis Inc. pursuant to Section 14.04(e) of the Master Separation Agreement, and the termination of this Agreement shall be effective immediately upon Alcan Inc. providing Novelis Inc. notice pursuant to Section 14.03 or Section 14.04 of the Separation Agreement.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


         8.5 Subject to the provisions of Sections 8.3 and 8.4, termination will take effect thirty (30) days after receipt of the notice without any further notice being given, unless the event of default is rectified or diligent efforts to rectify the event of default commence within the 30-day period.

         8.6 Such right of termination shall not be exclusive of any other remedies or means of redress to which a Party may be entitled under Applicable Law.

         8.7 This Agreement may be terminated at the option of either Party on or after the first (1st) anniversary of the Effective Date, by providing notice to the other Party at least six (6) months before the termination is to become effective, provided all payments owed under Article 6 have been remitted by the terminating Party to the other Party. For clarity, the earliest date on which early termination by Novelis Technology or by ATM can become effective under this Section 8.7 is July 1, 2006. In addition, each Party will endeavour, to the extent possible, to keep the other Party informed on a heads up basis of events that could lead to the possible early termination of this Agreement.

9.       SURVIVAL OF OBLIGATIONS

         Except as otherwise provided in this Agreement and unless otherwise agreed in writing by the Parties, the rights and obligations of the Parties under Articles 6, 7, 10, 11, 14, 16, 18, 24 and 25 shall survive the expiration or earlier termination of this Agreement.

10.      REPRESENTATIONS AND WARRANTIES

         10.1 Each Party represents that it has full power and authority to enter into this Agreement and to perform all its obligations hereunder.

         10.2 No representation or warranty of any nature or kind is given by either Party (whether express, implied, statutory, contractual or other in nature and whether relating to the enforceability, merchantability, fitness for purpose, non-infringement, absence of rights of Third Parties or other) in respect of the Technology or other rights to be licensed or transferred by it pursuant to the terms of this Agreement.

         10.3 Nothing in this Agreement shall be construed as a warranty or representation that the Services will produce any specific result or Technology or that any product made, used, sold or otherwise disposed with the benefit of any rights or license granted pursuant to this Agreement is or will be free from infringement of patents of Third Parties.

11.      DISCLAIMER OF WARRANTY AND INDEMNITY

         Except to the limited extent provided in Article 10, ATM expressly disclaims all and any liability or responsibility whatsoever for any liability arising out of the use of the Technology or the provision of any Service. ATM AND NOVELIS TECHNOLOGY DO NOT WARRANT THAT THE TRANSFERRED TECHNOLOGY, LICENSED TECHNOLOGY OR SERVICES PROVIDED BY ATM OR NOVELIS

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


         TECHNOLOGY, OR THAT ANY PRODUCT, IS OR WILL BE OF MERCHANTABLE QUALITY OR FIT FOR ANY PARTICULAR PURPOSE FOR WHICH IT MAY BE BOUGHT OR USED. ATM and Novelis Technology shall in no event be liable to the other, or any other Person, for any damage, injury or loss, including loss of use arising from any activities or obligations under this Agreement, or for any direct or indirect, incidental or consequential damages.

12.      TRADEMARK, TRADE NAME AND LOGO

         No right is conveyed by either Party to the other under this Agreement for the use, either directly, indirectly, by implication or otherwise, of any trademark, trade name or logo owned by Novelis Technology or ATM or any of their respective Affiliates. The Parties will enter into a separate trademark license agreement if appropriate.

13.      NON-WAIVER

         The failure of any Party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Agreement or to exercise any election herein contained, shall not be construed as a waiver for the future of the performance of such one or more obligations of this Agreement or of the right to exercise such election. No waiver of any breach or default of this Agreement shall be held to be a waiver for any subsequent breach.

14.      NO PARTNERSHIP, JOINT VENTURE

         The Parties to this Agreement agree and acknowledge that the Agreement does not create a partnership, joint venture or any other relationship between ATM and Novelis Technology save the relationship specifically set out herein and solely for the limited purposes herein.

15.      FURTHER ASSURANCES

         The Parties to this Agreement shall sign or cause their respective employees to execute any documents necessary to file any desired registrations and applications to protect any Technology originating in the course of the Services and receive any patents, copyrights, design rights, mask works or other forms of legal protection resulting from such applications and registrations in any selected countries and co-operate using their respective commercially reasonable efforts to obtain any necessary Consent of Third Parties. Nothing contained in this Agreement shall be interpreted to oblige any Party to do anything more than use its commercially reasonable efforts (without material expense to it) to obtain any Consent which may be required to give full effect to the terms and conditions hereof.

16.      NOTICES

         All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) on the date of delivery, if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the date of actual receipt if delivered by registered or

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


         certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted. If sent by telefax, a confirming copy of such notice shall be sent by regular mail to the addressee. All notices hereunder shall be delivered as follows:

         IF TO ATM, TO:

         Alcan Technology and Management AG
         Badische Bahnhofstrasse 16,
         CH-8212 Neuhausen, Switzerland
         Attention:  General Manager

         IF TO NOVELIS TECHNOLOGY, TO:

         Novelis Technology AG
         Badische Bahnhofstrasse 16,
         CH-8212 Neuhausen, Switzerland
         Attention:  General Manager

         Any Party may, by notice to the other Party as set forth herein, change the address to which such notices are to be given.

17.      ASSIGNMENT

         This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations under this Agreement without such consent shall be void and deemed to be in breach hereof.

18.      LIMITATION OF LIABILITY AND INDEMNIFICATION

         18.1     LIMITATION OF LIABILITY

                  Except as otherwise provided herein and as permitted by Applicable Law, neither Party shall be liable to the other Party for any special, consequential, indirect, collateral, incidental or punitive damages, lost profits, or failure to realize expected savings, or other commercial or economic loss of any kind, however caused and on any theory of liability, (including negligence) arising in any way out of this Agreement, whether or not such Person has been advised of the possibility of any such damages.

         18.2     INDEMNIFICATION

                  ATM shall indemnify, defend and hold harmless Novelis Technology, each other member of Novelis Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "NOVELIS INDEMNIFIED PARTIES"), from and against any and all liabilities of the Novelis Indemnified

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


                  Parties incurred by, borne by or asserted against any of them relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the breach or the failure of performance by ATM of any of the covenants, promises, undertakings or agreements which it is obligated to perform under this Agreement; and

                  (b) the use of any Technology by any member of Novelis Group or its customers or the provision by ATM of any Service hereunder,

                  but subject however to the limitations of liability provided in Section 18.1.

                  Novelis Technology shall indemnify, defend and hold harmless ATM, each other member of Alcan Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "ATM INDEMNIFIED PARTIES"), from and against any and all liabilities of the ATM Indemnified Parties incurred by, borne by or asserted against any of them relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the breach or the failure of performance by Novelis Technology of any of the covenants, promises, undertakings or agreements which it is obligated to perform under this Agreement; and

                  (b) the use of any Technology by any member of Alcan Group or its customers or the provision by Novelis Technology of any Service hereunder,

                  but subject however to the limitations of liability provided in Section 18.1.

19.      ENTIRE AGREEMENT

         This Agreement, the Local Separation Agreement and exhibits, schedules and appendices hereto and thereto and the specific agreements contemplated herein or thereby, contain the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.

         Notwithstanding the foregoing, the rights and interests transferred, assigned or granted to Novelis Technology, its Affiliates and the other members of Novelis Group, or to ATM, its Affiliates and the other members of Alcan Group, or otherwise to be made available to them pursuant to the terms of this Agreement, shall in all respects be subject to the provisions of the Master Separation Agreement as well as the Local Separation Agreement and nothing in this Agreement shall entitle Novelis Technology or ATM to have any rights or pursue any activity which would otherwise be restricted by the Master Separation Agreement or the Local Separation Agreement. The Master Separation Agreement shall not in defining the assets, businesses, rights and obligations to form part

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


         of Novelis Technology, be interpreted so as to grant, convey or confirm, directly or indirectly, any rights in respect of Technology which would be greater than those established herein.

20.      CONFLICTS

         In the event of any conflict between this Agreement, the Local Separation Agreement and the Master Separation Agreement, the following order of priority shall apply:

                  1. the Master Separation Agreement;
                  2. the Local Separation Agreement; and
                  3. this Agreement.

21.      FORCE MAJEURE

         No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from superior force ("force majeure") or any act, occurrence or omission beyond its reasonable control and without its fault or negligence, such as fires, explosions, accidents, strikes, lockouts or labour disturbances, except strikes, lockouts and labour disturbances of the employees of the Alcan Group or the Novelis Group respectively, floods, droughts, earthquakes, epidemics, seizures of cargo, wars (whether or not declared), civil commotion, acts of God or the public enemy, action of any government, legislature, court or other Governmental Authority, action by any authority, representative or organisation exercising or claiming to exercise powers of a government or Governmental Authority, compliance with Applicable Law, blockades, power failures or curtailments, inadequacy or shortages or curtailments or cessation of supplies of raw materials or other supplies, failure or breakdown of equipment of facilities or, in the case of computer systems, any failure in electrical or air conditioning equipment (a "FORCE MAJEURE EVENT"). In the event of a Force Majeure Event, then, upon notice by the Party who is delayed or prevented from performing its obligations to the other Party, (i) the affected provisions or other requirements of this Agreement shall be suspended to the extent necessary during the period of such disability, (ii) the Party which is delayed or prevented from performing its obligations by a Force Majeure Event shall have the right to apportion its Services in an equitable manner to all users and (iii) such Party shall have no liability to the other Party or any other Person in connection therewith. The Party which is delayed or prevented from performing its obligations by the Force Majeure Event shall resume full performance of this Agreement as soon as reasonably practicable following the cessation of the Force Majeure Event (or the consequences thereof).

22.      LANGUAGE

         The Parties hereto have requested that this Agreement and, subject to mandatory provisions of Applicable Law, all other documents, notices or written communications relating thereto, be in the English language.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG


23.      AMENDMENTS

         No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

24.      GOVERNING LAW

         Recognizing the numerous jurisdictions associated with this Agreement and the activities contemplated by it, the Parties agree that this Agreement shall be governed, construed and interpreted in accordance with the laws of Switzerland without the application of the provisions relating to the conflict of laws. Any provision in this Agreement prohibited by Applicable Law or by court decree shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this Agreement, and this Agreement shall be construed as if such prohibited provision had never been contained herein. ATM and Novelis Technology hereby agree, however, to negotiate an equitable amendment of this Agreement if a material provision is adversely affected. The terms of the United Nations (Vienna Convention) on Contracts for the International Sale of Goods shall not apply to this Agreement or the obligations of the Parties hereunder.

25.      DISPUTE RESOLUTION

         All disputes, controversies, or claims (whether arising in contract, tort or otherwise) that may arise out of, or relate to, or arise under or in connection with, this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby shall be resolved in accordance with and governed by the provisions of Article IX of the Local Separation Agreement, with the exception that section 9.02 (c) to
         (g) shall be replaced by the following: The competent court in the Canton Schaffhausen shall have exclusive jurisdiction in respect to such dispute, controversy or claim.

26.      EXECUTION IN COUNTERPARTS

         This Agreement shall be executed in three counterparts, all of which shall be considered one and the same agreement, and shall become effective when having been signed by each of the Parties and delivered to the other Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Technical Services Agreement to be executed by their duly authorized representatives.

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      Technical Services Agreement between NOVELIS Technology AG and Alcan
                           Technology & Management AG



                              NOVELIS TECHNOLOGY AG

                              By:   _______________________________
                                    Name:
                                    Title: President of the Board

                              By:   _______________________________
                                    Name:
                                    Title: Board  Member

                              ALCAN TECHNOLOGY & MANAGEMENT AG


                              By:   _______________________________
                                    Name:
                                    Title: President of the Board


                              By:   _______________________________
                                    Name:
                                    Title: Board  Member